EX-99.CODE ETH
                              THE PC&J MUTUAL FUNDS
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.     COVERED  OFFICERS/PURPOSE  OF  THE  CODE

     This code of ethics (this "Code") for The PC&J Mutual Funds (the "Company") applies to the Company's Principal Executive Officer, Principal Financial Officer, Compliance Officer and Director of Operations (the "Covered Officers" each of whom is set forth in Exhibit A) for the purpose of promoting:

- honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
- full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company;
-     compliance  with  applicable  laws and governmental rules and regulations;
- the prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code; and
-     accountability  for  adherence  to  this  Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

     OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interests interfere with the interests of, or the Covered Officer's service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of the Covered Officer's family, receives improper personal benefits as a result of the Covered Officer's position with the Company.

Certain  conflicts  of  interest  arise out of the relationships between Covered
Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company. This Code does not, and is not intended to, repeat or replace any compliance programs and procedures of the Company or the investment adviser designed to prevent, or identify and correct, violations of the Investment Company Act and the Investment Advisers Act.
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Although  typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company and the investment adviser or the administrator of which a Covered Officer is also an officer or employee. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties, whether formally for the Company and/or for the adviser or the administrator, be involved in establishing policies and implementing decisions that will have different effects on the adviser or the administrator and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the adviser or the administrator and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Company's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more investment companies covered by other codes.

Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under this Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

Each  Covered  Officer  must:

- not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;
- not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Company;
- not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;
- report at least annually any affiliations or other relationships related to conflicts of interest that the Company's Trustees and Officers Questionnaire covers.

     There are some conflict of interest situations that should always be discussed with the compliance officer of the Company appointed by the Board (the "Compliance Officer"), if material. Examples of these include:
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-     service  as  a  director  on  the  board  of  any  public  company;
-     the  receipt  of  any  non-nominal  gifts;
- the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any questions of impropriety;
- any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and
- a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.     DISCLOSURE  AND  COMPLIANCE

- Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Company.
- Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's directors and auditors, and to governmental regulators and self-regulatory organizations.
- Each Covered Officer should, to the extent appropriate within the Covered Officer's area of responsibility, consult with other officers and employees of the Company and of the adviser or the administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC and in other public communications made by the Company.
- It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.     REPORTING  AND  ACCOUNTABILITY

     Each  Covered  Officer  must:

- upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board , in substantially the form set forth on Exhibit B, that the Covered Officer has received, read, and understands
         ----------
this  Code;
- annually thereafter affirm to the Board, in substantially the form set forth on Exhibit C, that the Covered Officer has complied with the requirements
          ----------
of  this  Code;
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-     not  retaliate  against  any  other Covered Officer or any employee of the
Company or their affiliated persons for reports of potential violations that are made in good faith; and
- notify the Compliance Officer for the Company promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.
The Compliance Officer for the Company is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee (the "Committee"), which will make recommendations to the Board.

     The Company will follow these procedures in investigating and enforcing this Code:

- the Compliance Officer for the Company will take all appropriate action to investigate any potential violations reported to the Compliance Officer;
- the Compliance Officer will review with the outside legal counsel to the Company the findings and conclusions of such investigation;
- if, after such investigation and review, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;
- any matter that the Compliance Officer believes is a violation will be reported to the Committee;
- if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures (including changes to this Code); notification of the violation to appropriate personnel of the investment adviser or the administrator or its board; or a recommendation to take disciplinary action against the Covered Officer, which may include, without limitation, dismissal;
-     the  Board  will  be responsible for granting waivers, as appropriate; and
- any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.     OTHER  POLICIES  AND  PROCEDURES

     This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company, the Company's adviser, principal underwriter, the administrator or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company's and its investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.
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VI.     AMENDMENTS

     Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII.     CONFIDENTIALITY

      To the extent possible, all records, reports and other information prepared, maintained or acquired pursuant to this Code will be treated as confidential, it being understood that it may be necessary or advisable, that certain matters be disclosed to third parties (e.g., to the board of directors or officers of the adviser or the administrator).

VIII.     INTERNAL  USE

     This Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.




Approved:  November  25,  2003

                                    EXHIBIT A


                     PERSONS COVERED BY THIS CODE OF ETHICS


President
Treasurer
Compliance  Officer
Director  of  Operations

                                    EXHIBIT B

                                PC&J MUTUAL FUNDS

                  COVERED OFFICERS AFFIRMATION OF UNDERSTANDING


In accordance with Section IV of the Code of Ethics for Principal Executive and Senior Financial Officers (the "Code"), the undersigned Covered Officers of the Company (as defined in the Code) hereby affirm to the Board that the Covered Officers have received, read, and understand the Code.


Date:  February  7,  2005          /s/_________________________________________
                                      President


Date:  February  10,  2005          /s/_________________________________________
                                       Treasurer  and  Compliance  Officer


Date:  February  5,  2005          /s/_________________________________________
                                      Director  of  Operations

                                    EXHIBIT C

                                PC&J MUTUAL FUNDS

                       COVERED OFFICERS ANNUAL AFFIRMATION

               For the period January 1, 2004 to December 31, 2004

In accordance with Section IV of the Code of Ethics for Principal Executive and Senior Financial Officers (the "Code"), the undersigned Covered Officers of the Company (as defined in the Code) hereby affirm to the Board that the Covered Officers, at all times during the period for which this affirmation is given, have complied with each of the requirements of the Code.

Date:  February  7,  2005          /s/_________________________________________
                                      President


Date:  February  10,  2005          /s/_________________________________________
                                      Treasurer  and  Compliance  Officer


Date:  February  5,  2005          /s/_________________________________________
                                      Director  of  Operations

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